Exhibit 99.2

February 22, 2012

Broadview Networks Holdings, Inc.

800 Westchester Avenue, Suite N-501

Rye Brook, NY 10573

Re:	Resignation from the Boards of Directors of Broadview Networks Holdings, Inc and its Direct and Indirect Subsidiaries.

Ladies and Gentlemen:

Please except my resignation as a member of the Board of Broadview Network Holdings, Inc. and as a member of the Board of each of Broadview Networks Holdings, Inc.’s direct and indirect subsidiaries.

I understand that Broadview will be required to file a Current Report on Form 8-K or similar disclosure in a periodic filing with the U.S. Securities and Exchange Commission relating to my departure, and I hereby confirm that my resignation is not in any way related to a disagreement with Broadview on any matter relating to Broadview’s operations, policies, practices or otherwise.

Regards,

/s/ Peter J. Barris

Peter J. Barris